EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended March 31, 2007 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST By: Campbell & Company, Inc., managing owner

By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer May 15, 2007

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